Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8, No. 333-138541) pertaining to the Amended and Restated 2000 Equity Incentive Plan, the 2006 Equity Incentive Plan and the 2006 Director Option Plan of Acme Packet, Inc.,

(2)	Registration Statement (Form S-8, No. 333-151507) pertaining to the 2006 Equity Incentive Plan and the 2006 Director Option Plan of Acme Packet, Inc.,

(3)	Registration Statement (Form S-8, No. 333-157944) pertaining to the 2006 Equity Incentive Plan and the 2006 Director Option Plan of Acme Packet, Inc.,

(4)	Registration Statement (Form S-3, No. 333-159613) and related Prospectus of Acme Packet, Inc. for the registration of 2,874,383 shares of its common stock, and

(5)	Registration Statement (Form S-8, No. 333-165372) pertaining to the 2006 Equity Incentive Plan and the 2006 Director Option Plan of Acme Packet, Inc.;

of our reports dated February 18, 2011, with respect to the consolidated financial statements of Acme Packet, Inc. and the effectiveness of internal control over financial reporting of Acme Packet, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 18, 2011